                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))
[_] Definitive Proxy Statement

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          EXODUS COMMUNICATIONS, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ---------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ---------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ---------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ---------------------------------------------------------------------
    (5) Total fee paid:

        ---------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

  --------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   --------------------------------------------------------------------------

    (1) Amount Previously Paid:

        ---------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ---------------------------------------------------------------------
    (3) Filing Party:

        ---------------------------------------------------------------------
    (4) Date Filed:

        ---------------------------------------------------------------------

                          EXODUS COMMUNICATIONS, INC.

                           2831 Mission College Blvd.
                         Santa Clara, California 95054

[LOGO OF EXODUS]

                               February 10, 1999


To Our Stockholders:

   You are cordially invited to attend a Special Meeting of Stockholders of Exodus Communications, Inc. to be held at 2831 Mission College Blvd., Santa Clara, California, on Thursday, March 18, 1999, at 11:00 a.m., local time.

   The matter expected to be acted upon at the meeting is described in detail in the following Notice of Special Meeting of Stockholders and Proxy Statement.

   It is important that you use this opportunity to take part in the affairs of Exodus by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope, so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We look forward to seeing you at the meeting.

                                         Sincerely,

                                         /s/ Richard S. Stoltz
                                         Richard S. Stoltz
                                         Executive Vice President, Finance
                                         Chief Operating Officer and Chief
                                          Financial Officer

                          EXODUS COMMUNICATIONS, INC.

                           2831 Mission College Blvd.
                         Santa Clara, California 95054

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Exodus Communications, Inc. will be held at 2831 Mission College Blvd., Santa Clara, California, on Thursday, March 18, 1999, at 11:00 a.m., local time for the following purposes:

  1. To approve an amendment to Exodus' Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock issuable by the Company from 50,000,000 to 100,000,000.

  2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on January 27, 1999 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                                         By Order of the Board of Directors

                                         /s/ Richard S. Stoltz

                                         Richard S. Stoltz
                                         Executive Vice President, Finance
                                         Chief Operating Officer and Chief
                                          Financial Officer

Santa Clara, California
February 10, 1999

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

                          EXODUS COMMUNICATIONS, INC.

                           2831 Mission College Blvd.
                         Santa Clara, California 95054

                               ----------------

                                PROXY STATEMENT

                               ----------------

                               February 10, 1999



   The accompanying proxy is solicited on behalf of the Board of Directors of Exodus Communications, Inc., a Delaware corporation (the "Company" or "Exodus"), for use at a Special Meeting of Stockholders of the Company to be held at 2831 Mission College Blvd., Santa Clara, California, on Thursday, March 18, 1999 at 11:00 a.m., local time (the "Meeting"). Only holders of record of the Company's Common Stock at the close of business on January 27, 1999 will be entitled to vote at the Meeting. At the close of business on January 27, 1999, the Company had 20,209,545 shares of Common Stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about February 10, 1999.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

   Holders of Exodus Common Stock are entitled to one vote for each share held as of the above record date. Approval of the amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company requires the affirmative vote of the majority of all outstanding shares of Common Stock entitled to vote. All votes will be tabulated by the inspector of election appointed for the Meeting, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted towards a quorum and have the same effect as negative votes with regard to the proposal.

   The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Skinner & Co. will assist the Company in obtaining the return of proxies at an estimated cost to the Company of $5,500.

                            REVOCABILITY OF PROXIES

   Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting, or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

       PROPOSAL NO. 1--AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

   On January 26, 1999, the Board of Directors approved an amendment to the Company's Restated Certificate of Incorporation, subject to stockholder approval, to increase the authorized number of shares of Common Stock of the Company from 50,000,000 shares, $0.001 par value per share, to 100,000,000 shares, $0.001 par value per share. The number of authorized shares of preferred stock will remain unchanged at 5,000,000 shares.

   At January 27, 1999, 20,209,545 shares of Exodus Common Stock were issued and outstanding, 4,958,557 shares were reserved for issuance upon exercise of outstanding options and 66,666 shares were reserved for issuance upon exercise of outstanding warrants. Thus, as of that date, the Company had fewer than 25,000,000 shares of Common Stock available for issuance. Also as of that date an additional 2,669,520 shares of Exodus Common Stock were reserved for issuance under its existing stock and stock option plans. The proposed increase in the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 would result in additional shares being available for, among other things, issuance in a proposed two-for-one stock split to be effected in the form of a stock dividend, which will not require any additional stockholder approval, to the Company's stockholders of record on March 19, 1999 (subject to receiving such stockholder approval). These additional shares of Common Stock would also be available for issuance from time to time for other corporate purposes, such as acquisitions of companies or assets, sales of stock or securities convertible into stock and issuances pursuant to stock options or other employee benefit plans. The Company currently has no specific plans, arrangements or understandings with respect to the issuance of these additional shares, except for the proposed stock dividend, and no other change in the rights of stockholders is proposed. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

   If the stockholders approve the amendment, the Company will file a Certificate of Amendment of its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the increase in authorized shares. Shortly thereafter, without further stockholder action, the Company intends to effect the two-for-one stock split on its Common Stock in the form of a stock dividend (record date expected to be March 19, 1999), although the Company's Board of Directors, in its sole discretion, may postpone or terminate the proposed stock dividend. The two-for-one stock split in the form of a stock dividend will not be effected if the proposed increase in the authorized common stock is not approved.

       The Board of Directors recommends a vote FOR the amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized to be issued by the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, as of January 27, 1999, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) each person who served as a chief executive officer of the Company in 1998, (iv) the three other most highly compensated executive officers who were executive officers as of December 31, 1998 and earned more than $100,000 in 1998, (v) two additional individuals who were executive officers during 1998, and (vi) all current directors and executive officers as a group.

                                       Amount and Nature of
Name and Address of Beneficial Owner  Beneficial Ownership(1) Percent of Class
------------------------------------  ----------------------- ----------------
Thadeus J. Mocarski..................        1,149,226               5.7%
 Fleet Funds (2)
K.B. Chandrasekhar (3)...............          775,498               3.8
B.V. Jagadeesh (4)...................          418,918               2.1
John R. Dougery (5)..................          373,127               1.8
Kanwal S. Rekhi (6)..................          349,554               1.7
Frederick W.W. Bolander..............          243,373               1.2
 Apex Funds (7)
Ellen M. Hancock (8).................          233,241               1.2
Richard S. Stoltz (9)................          214,147               1.1
Mark Dubovoy.........................          209,605               1.0
 ITV Partnerships (10)
Peter A. Howley (11).................          123,669                 *
Robert V. Sanford III (12)...........           55,881                 *
Daniel C. Lynch (13).................           46,000                 *
Sam S. Mohamad (14)..................           21,104                 *
Herbert Dollahite (15)...............           12,601                 *
Max D. Hopper (16)...................           12,515                 *
All current executive officers and
 directors as a group
 (15 persons) (17)...................        3,778,660              18.5%

--------
   * Represents less than 1% of the Company's outstanding Common Stock.

 (1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of January 27, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
 (2) Represents 631,428 shares held by Fleet Venture Resources, Inc., 271,357 shares held by Fleet Equity Partners VI, L.P., 229,844 shares held by Chisholm Partners III, L.P. and 16,597 shares held by Kennedy Plaza Partners. Mr. Mocarski, a director of the Company, is a Senior Vice President of each of (i) Fleet Venture Resources, Inc., (ii) Fleet Growth Resources II, Inc., a general partner of Fleet Equity Partners VI, L.P. and (iii) Silverado III, Corp., the general partner of Silverado III, L.P., the general partner of Chisholm Partners III, L.P. Mr. Mocarski is also a general partner of Kennedy Plaza Partners. Mr. Mocarski may be deemed to share investment and voting power in the aforementioned securities with Mr. Robert M. Van Degna and Mr. Habib Y. Gorgi in their capacities as Chairman and Chief Executive Officer, and President, respectively, of each of (i) Fleet Venture Resources, Inc., (ii) Fleet Growth Resources II, Inc. and (iii) Silverado III, Corp. and as managing general partners of Kennedy Plaza Partners. Messrs. Mocarski, Van Degna and Gorgi disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests therein. The address of Mr. Mocarski and the Fleet Funds is c/o Fleet Equity Partners, Mail Stop:
      RI MO F12C, 50 Kennedy Plaza, Providence, Rhode Island 02903.

 (3) Includes 73,998 shares held by Mr. Chandrasekhar and his wife as trustees for three trusts for their minor children, 1,128 shares held by the K.B. Chandrasekhar Family Foundation, of which Mr. Chandrasekhar is a trustee, and 86,501 shares subject to options exercisable within 60 days of January 27, 1999. Mr. Chandrasekhar is the Chairman of the Board of Directors of the Company.
 (4) Includes 28,238 shares held by Mr. Jagadeesh and his wife as trustees for two trusts for their minor children and 50,133 shares subject to options exercisable within 60 days of January 27, 1999. Mr. Jagadeesh served as Vice President, Engineering until October 26, 1998 and is currently Chief Technology Officer of the Company.
 (5) Represents 219,804 shares held in the Dougery Revocable Trust, of which Mr. Dougery and his wife are the trustees, 111,774 shares held by Mr. Dougery as trustee of three trusts for his children, 26,150 shares held by Mr. Dougery's wife as trustee for a separate trust and 15,399 shares held by Dougery Ventures LLC, of which Mr. Dougery is President. Mr. Dougery is a director of the Company.
 (6) Represents 290,208 shares held by Mr. Rekhi and his wife as trustees for the Rekhi Family Trust, 4,998 shares held by Mr. Rekhi as custodian for minor children and 54,348 shares held by Mr. Rekhi, his wife and one other individual as trustees for two other trusts. Mr. Rekhi is a director of the Company.
 (7) Includes 232,542 shares held by Apex Investment Fund III, L.P. and 10,392 shares held by Apex Strategic Partners, L.L.C. Mr. Bolander, a director of the Company, is a general partner of the general partner of Apex Investment Fund III, L.P. and a managing member of Apex Management III, L.L.C., the manager of Apex Strategic Partners, L.L.C.
 (8) Represents 198,361 shares held by Mrs. Hancock and her husband and 34,880 shares subject to options exercisable within 60 days of January 27, 1999. Mrs. Hancock is Chief Executive Officer, President and a director of the Company.
 (9) Represents 173,014 shares held by Mr. Stoltz and his wife and 41,133 shares subject to options exercisable within 60 days of January 27, 1999. Mr. Stoltz is Executive Vice President, Finance, Chief Operating Officer and Chief Financial Officer of the Company.
(10) Includes 189,547 shares held by Information Technology Ventures, L.P., 4,552 shares held by ITV Affiliates Fund, L.P. and 180 shares held by ITV, LLC. Mr. Dubovoy, a director of the Company, is a principal member of ITV Management, LLC, the general partner of Information Technology Ventures, L.P. and ITV Affiliates Fund, L.P.
(11) Includes 12,000 shares subject to options exercisable within 60 days of January 27, 1999. Mr. Howley is a director of the Company.
(12) Includes 14,000 shares subject to options exercisable within 60 days of January 27, 1999. Mr. Sanford is Vice President, Operations of the Company.
(13) Includes 6,667 shares subject to options exercisable within 60 days of January 27, 1999. Mr. Lynch is a director of the Company.
(14) Represents 21,104 shares subject to options exercisable within 60 days of January 27, 1999. Mr. Mohamad is Executive Vice President, Worldwide Sales and Professional Services of the Company.
(15) Represents 12,601 shares subject to options exercisable within 60 days of January 27, 1999. Mr. Dollahite is Vice President, Customer Services and Support and Quality.
(16) Includes 6,667 shares subject to options exercisable within 60 days of January 27, 1999. Mr. Hopper is a director of the Company.
(17) Includes 236,553 shares subject to options exercisable within 60 days of January 27, 1999 held by executive officers. Does not include shares or options owned by Mr. Jagadeesh and Mr. Sanford.

                             STOCKHOLDER PROPOSALS

   The Company's first Annual Meeting of Stockholders as a public company is currently expected to be held in June 1999. Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices a reasonable time before the Company begins to print and mail its proxy materials in order to be included in the Company's proxy statement and form of proxy relating to that meeting. The Bylaws of the Company require that any notice of nomination or other business brought by a stockholder for consideration before an annual meeting of stockholders, for such matter to be properly brought before the meeting, must be received no earlier than the 90th day before, and no later than the 60th day before, the first anniversary of the preceding year's annual meeting.

                                 OTHER BUSINESS

   The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

  Whether or not you expect to attend the Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the Meeting.

                                                                      1726-PS-99

                                     PROXY

                          EXODUS COMMUNICATIONS, INC.

                Special Meeting of Stockholders - March 18, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Richard S. Stoltz and Adam W. Wegner, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of stock of Exodus Communications, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Special Meeting of Stockholders of Exodus Communications, Inc. (the "Meeting") to be held on March 18, 1999 at 11:00 a.m., local time, at 2831 Mission College Blvd., Santa Clara, California, and at any adjournment or postponement thereof.

  When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted for the proposal, and this Proxy authorizes the above designated Proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

[See reverse side] (Continued and to be signed on reverse side)

[X] Please mark votes as in this example

           The Board of Directors recommends a vote FOR the Proposal:

   To amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock issuable by the Company from 50,000,000 to 100,000,000.

                     [_] For    [_] Against    [_] Abstain

   Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.


[_] Mark here for address change and note below

Signature:__________________________ Date: _________________

   Whether or not you plan to attend the Meeting in person, you are urged to complete, date, sign and promptly mail this Proxy in the enclosed return envelope so that your shares may be represented at the Meeting.